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                                                                   EXHIBIT 10.12

                                DOVER CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                  (AMENDED AND RESTATED AS OF JANUARY 1, 2003)
                       (REVISED THROUGH OCTOBER 13, 2004)

ARTICLE 1. PURPOSE OF THE PLAN

      The purpose of this Dover Corporation Supplemental Executive Retirement Plan is to promote the long-term success of the Company by providing a uniform minimum level of retirement benefits to salaried officers and other key executives on whom major responsibility for the present and future success of the Company rests.

ARTICLE 2. DEFINITIONS

2.01. "Actual Participant" means, subject to Article 3, an Employee who (a) has received a SERP Designation as an Actual Participant, and (b) has been granted an Award in each of five (5) years (not necessarily consecutive) under an Incentive Plan, provided that the Employee is employed by an Employer on the date the Employee is granted the fifth (5th) or a later Award. Stock options granted under the 1998 Supplemental Incentive Stock Option Program or any successor program (sometimes called the Presidents' Pool) shall not be considered in determining qualification as an Actual Participant.

2.02. "Administrator" means the Dover Corporation Pension Committee.

2.03. "Affiliated Company" means the Company and any other member of the controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member or an unincorporated trade or business which is under common control with the Company (within the meaning of Section 414(c) of the Code). Except as otherwise determined by the Administrator, a corporation or unincorporated trade or business shall not be considered as an Affiliated Company during any period while it is not a member of such controlled group or under such common control.

2.04. "Applicable Percentage" means

      (a) With respect to an Actual Participant whose Termination of Employment occurred before January 1, 2003 or which occurred on or after January 1, 2003 but the Actual Participant had completed less than 10 Years of Service when his or her Termination of Employment occurred: (i) in the case of an Actual Participant whose Termination Date is on or after his or her Normal Retirement Date, 100%, (ii) in the case of an Actual Participant whose Termination Date precedes his or her Normal Retirement Date by not more than 10 years, 100% minus the product of 5/12 of 1% and the number of months between the Actual Participant's Termination Date and his or her Normal Retirement Date, (iii) in the case of an Actual Participant whose Termination Date
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precedes his or her Normal Retirement Date by more than 10 years but not more than 20 years, 50% minus the product of 1/4 of 1% and the number of months in excess of 120 by which the Actual Participant's Termination Date precedes his or her Normal Retirement Date, and (iv) in the case of an Actual Participant whose Termination Date precedes his or her Normal Retirement Date by more than 20 years, 20% minus the product of 1/12 of 1% and the number of months in excess of 240 by which the Actual Participant's Termination Date precedes his or her Normal Retirement Date.

      (b) With respect to an Actual Participant whose Termination of Employment occurs on or after January 1, 2003 and who has completed 10 or more Years of Service when his or her Termination of Employment occurs: (i) in the case of an Actual Participant whose Termination Date is on or after his or her Unreduced Early Retirement Date, 100%, (ii) in the case of an Actual Participant whose Termination Date precedes his or her Unreduced Early Retirement Date by not more than 7 years, 100% minus the product of 5/12 of 1% and the number of months between the Actual Participant's Termination Date and his or her Unreduced Early Retirement Date, (iii) in the case of an Actual Participant whose Termination Date precedes his or her Unreduced Early Retirement Date by more than 7 years but not more than 17 years, 65% minus the product of 1/4 of 1% and the number of months in excess of 84 by which the Actual Participant's Termination Date precedes his or her Unreduced Early Retirement Date, and (iv) in the case of an Actual Participant whose Termination Date precedes his or her Unreduced Early Retirement Date by more than 17 years, 35% minus the product of 1/12 of 1% and the number of months in excess of 204 by which the Actual Participant's Termination Date precedes his or her Unreduced Early Retirement Date.

2.05. "Award" means the grant of either a stock option award or a cash performance award under an Incentive Plan, provided that (i) the grant of a stock option under the 1998 Supplemental Incentive Stock Option Program or any successor plan or program (sometimes called the Presidents' Pool) shall not constitute an Award, and (ii) all stock option awards and cash performance awards granted in any calendar year shall constitute only one Award.

2.06. "Beneficiary" means the person or persons designated by an Actual Participant to receive any payments which may be required to be paid pursuant to the Plan following his or her death, or, in the absence of any such designated person, the Actual Participant's estate; provided, however, that a married Actual Participant's Beneficiary shall be his or her spouse unless the spouse consents in writing to the designation of a different Beneficiary. For purposes hereof, Beneficiary may be a natural person or an estate or trust, except as otherwise provided in Section 4.04(f).

2.07. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.08. "Company" means Dover Corporation and any successor thereto.

2.09. "Compensation" means an Employee's basic salary, bonuses (including payments deemed by an Employer to be the equivalent of bonuses but excluding bonuses paid

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in connection with hiring or terminations), and commissions paid or made available by an Affiliated Company, including the portion of any such remuneration deferred under a qualified or nonqualified deferred compensation plan or arrangement or contributed to a cafeteria plan, and, effective January 1, 2001, any amount of the Employee's authorized basic salary, bonuses or commissions which the Employee voluntarily elects to forego (regardless of whether the Employee receives non-cash remuneration in lieu of such foregone amount) and any non-cash compensation (as valued by the Compensation Committee of the Company's Board of Directors at the time of authorization or as otherwise reasonably determined) given to an Employee expressly in lieu of cash compensation. Other forms of remuneration, including but not limited to long-term incentive compensation, shall not be included in an Employee's Compensation.

2.10. "Death Benefit" means a death benefit payable pursuant to Section 5.01.

2.11. "Disability" means a disability which causes an Employee to be eligible to receive disability benefits under the long-term disability program of his or her employing Affiliated Company or, in the case of an Employee who is not covered by a long-term disability program, a disability which would cause the Employee to be eligible for social security disability benefits. An Employee's Disability shall be deemed to have ended on the last day of the last month with respect to which he or she receives benefits described in the preceding sentence.

2.12 "Effective Date" of the Plan as herein amended is January 1, 2003. The original effective date of the Plan was January 1, 1997.

2.13. "Employee" means an employee of an Affiliated Company.

2.14. "Employer" means the Company and any Affiliated Company or division thereof that has adopted the Plan. A list of Employers is attached hereto as Appendix A.

2.15. "Final Average Compensation" means 12 times the average of an Employee's monthly Compensation during the 60 consecutive complete calendar months of service during the 120 consecutive complete calendar months of service with an Affiliated Company prior to such person's ceasing to be an Employee during which his or her Compensation was the highest. Any month in which Compensation was not received, by reason of a leave of absence, Disability or otherwise, shall be omitted in determining a person's Final Average Compensation. In the case of any periods of part-time employment occurring in a Plan Year in which an Employee is credited with less than one Year of Service, Compensation with respect to such periods of part-time service shall be appropriately adjusted to a full-time basis. In the event that an Employee is paid an annual bonus during the 12-month period commencing on his or her Termination Date, for purposes of calculating such person's Final Average Compensation the amount of such bonus (including the portion of any such authorized bonus which such person elects to forego) shall be substituted for the amount of the first bonus taken into account during the applicable 60-month period, but only if (i) the 60-month period used for purposes of the Final Average Compensation calculation includes such person's last full month of

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employment, and (ii) the effect of such substitution is to increase such person's Final Average Compensation.

2.16. "Gross Benefit" has the meaning provided in Section 4.01(b).

2.17. "Incentive Plan" means the Dover Corporation 1995 Incentive Stock Option Plan and 1995 Cash Performance Program, the Dover Corporation 2005 Equity and Cash Incentive Plan, and any predecessor or successor plan or program, provided that the 1998 Supplemental Incentive Stock Option Program or any successor program (sometimes called the Presidents' Pool) shall not constitute an Incentive Plan.

2.18. "Normal Retirement Age" means age 65.

2.19. "Normal Retirement Date" means the first day of the month coinciding with or next following the date an Actual Participant attains his or her Normal Retirement Age.

2.20. "Offset Benefits" has the meaning provided in Section 4.01(c).

2.21. "Plan" means this Dover Corporation Supplemental Executive Retirement Plan, as amended from time to time.

2.22. "Plan Year" means the calendar year.

2.23 "Potential Participant" means an Employee of an Employer who (a) has received a SERP Designation as a Potential Participant, and (b) has been granted an Award in one or more years (not necessarily consecutive) under an Incentive Plan but who has not met the requirements to become an Actual Participant, including, without limitation, receipt of a SERP Designation as an Actual Participant.

2.24.   "Prior Participant" has the meaning provided in Section 3.01.

2.25 "Prior Plan" means the Dover Corporation Supplemental Executive Retirement Plan, as in effect prior to the adoption of this Plan.

2.26. "Retirement Benefit" means a retirement benefit payable pursuant to
Section 4.01(a).

2.27. "SERP Designation" means a written designation by the Chief Executive Officer, Chief Operating Officer or President of the Company that an Employee is an Actual Participant or a Potential Participant.

2.28. "Termination Date" means the first day of the month coinciding with or next following the date on which an Actual Participant has a Termination of Employment.

2.29. "Termination of Employment" means an Employee's termination of employment with an Affiliated Company, whether voluntary or involuntary, for any reason, including but

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not limited to quitting or discharge, but other than a family or medical or other leave of absence, transfer of employment to another Affiliated Company, incurring of a Disability, or death.

2.30. "Unreduced Early Retirement Date" for any Actual Participant means the first day of the month coinciding with or next following the date such Actual Participant attains age 62.

2.31. "Years of Service" means the time a person served as an Employee, calculated as follows. A Year of Service means 12 consecutive months of service. Any period of service of less than 12 consecutive months shall be counted on the basis of 1/12 of a Year of Service for each month of service. For purposes of this definition, a month of service means any calendar month during any part of which an Employee is employed by an Affiliated Company. If (i) an Actual Participant's Termination of Employment occurs on or after January 1, 2003, (ii) the Actual Participant was at least age 40 on the Actual Participant's birthday that next followed his or her date of hire or rehire with an Affiliated Company (or the date the Company or other Affiliated Company acquired the Affiliated Company, if later), and (iii) the Actual Participant was granted an Award under an Incentive Plan not later than twenty four (24) months following such Actual Participant's date of hire or rehire with an Affiliated Company (or the date the Company or other Affiliated Company acquired the Affiliated Company, if later), the Actual Participant shall be granted additional Years of Service, the amount of which shall be determined by dividing by forty-eight (48) the number of whole and partial months which elapsed from the date of the Actual Participant's 25th birthday to the Actual Participant's date of hire or rehire with an Affiliated Company (or the date the Company or other Affiliated Company acquired the Affiliated Company, if later), excluding any number of whole months during that time in which such Actual Participant was an Employee. Such amount shall be rounded to the next whole month if it includes a partial month.

ARTICLE 3.  PARTICIPATION

3.01 Participation as of Effective Date. Each person who, immediately prior to the Effective Date, was entitled to receive benefits under the Plan upon his or her Termination of Employment or death (a "Prior Participant"), shall retain such entitlement as of the Effective Date, subject to the provisions of Section 3.02(b).

3.02  Participation after Effective  Date.

      (a) After the Effective Date, an Employee who is not a Prior Participant shall become an Actual Participant only upon satisfaction of all the requirements stated in the definition of Actual Participant.

      (b) Notwithstanding the provisions of Section 3.01, each Prior Participant shall be an Actual Participant after the Effective Date only if he or she has received a SERP Designation as an Actual Participant effective as of a date not later than December 31,

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2003; provided, however, that a Prior Participant whose Termination of
Employment, Disability or death occurred on or before December 31, 2003 shall be deemed to have received a SERP Designation as an Actual Participant regardless of whether such Prior Participant had previously received a SERP Designation.

3.03 Revocation of SERP Designation. The Chief Executive Officer, Chief Operating Officer or President of the Company may revoke the SERP Designation of any Potential Participant or Actual Participant at any time. If such person is a Potential Participant, the status of such person as a Potential Participant shall cease as of the date of the revocation. If such person is an Actual Participant, such person's Retirement Benefit shall be determined as if such person had incurred a Termination of Employment as of the date of revocation, so that, for purposes of determining such person's Gross Benefit, such person's Applicable Percentage, Final Average Compensation and Years of Service shall all be determined as of the date of revocation and such person's Offset Benefits also shall be determined as of such date.

The Chief Executive Officer, Chief Operating Officer or President of the Company may reinstate the SERP Designation of any Employee whose SERP Designation was revoked. If such Employee was an Actual Participant at the time of revocation, or if such Employee was a Potential Participant at the time of revocation and later became an Actual Participant, his or her Retirement Benefit shall be determined as if such Employee's SERP Designation had never been revoked.

3.04 Cessation of Participation. An Actual Participant shall cease to be an Actual Participant on the date that all distributions due such Actual Participant or his or her Beneficiary have been made.

ARTICLE 4. RETIREMENT BENEFIT

4.01  Amount of Benefit.

      (a) Each Actual Participant shall be entitled under this Plan following his or her retirement or other Termination of Employment to a benefit (the "Retirement Benefit") equal to the Actual Participant's Gross Benefit reduced by his or her Offset Benefits.

      (b) Except as provided in Section 3.03, the Gross Benefit under the Plan, expressed as a single life annuity commencing on the Actual Participant's Termination Date, shall be the Applicable Percentage of the product of (i) the Actual Participant's Years of Service (not to exceed 30) and (ii) 2% of the Actual Participant's Final Average Compensation.

      (c) The Actual Participant's Offset Benefits shall consist of the following benefits to which the Actual Participant is or will become entitled, or which the Actual Participant received prior to the date of determination:

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            (1) All benefits paid or accrued under all qualified or nonqualified defined benefit or defined contribution retirement plans sponsored by an Affiliated Company (including, without limitation, any amounts paid to the Actual Participant under this Plan prior to the date of determination);
provided, however, that only the portion of any such benefit attributable to Affiliated Company contributions shall be taken into account. For purposes of the preceding sentence, Affiliated Company contributions shall not include an Actual Participant's elective deferrals under any such plan, or earnings credited to any such elective deferrals to the extent such earnings are based on a reasonable interest rate or on one or more predetermined investments.

            (2) The employer portion of any social security or other retirement benefits provided by any Federal, state, local, or foreign government. Such employer portion shall be equal, in the case of a social security benefit, to the employer portion of the Actual Participant's projected social security benefit (at the Actual Participant's social security full benefit retirement age) multiplied by a fraction the numerator of which is the Actual Participant's Years of Service and the denominator of which is 35. For purposes of determining an Actual Participant's projected social security benefit, it shall be assumed that the social security wage base remains constant in years following the Actual Participant's Termination of Employment and that in each of the 35 years prior to the Actual Participant's social security full benefit retirement age he or she has earned income of at least the social security wage base applicable to such year.

      (d) In the event an Offset Benefit is not payable in the form of a single life annuity commencing on the Actual Participant's Termination Date, the offset calculation in Section 4.01(a) shall be performed using such actuarial and other adjustments as the Administrator shall determine.

      (e) The Retirement Benefit of an Actual Participant who has elected pursuant to Section 4.04 to have payment of his or her Retirement Benefit commence after his or her Termination Date shall be calculated as follows: (i) the Retirement Benefit shall be calculated in accordance with the foregoing provisions of this Section 4.01 as if payment of the Retirement Benefit would commence as of the Actual Participant's Termination Date and then (ii) such Retirement Benefit shall be multiplied by a fraction, the numerator of which is the Applicable Percentage that would have applied if the Actual Participant's Termination of Employment had occurred on the date as of which payment of the Retirement Benefit is to commence, and the denominator of which is the Applicable Percentage in effect as of the date the Actual Participant's Termination of Employment actually occurred. For purposes of clause (ii) above, "Applicable Percentage" shall be determined pursuant to Section 2.04(a) or 2.04(b), whichever of such provisions applied in determining the Actual Participant's Retirement Benefit at the time of his or her Termination of Employment. Notwithstanding the foregoing, the provisions of this Section 4.01(e) shall not apply to the Retirement Benefit of an Actual Participant whose SERP Designation has been revoked in accordance with Section 3.03, so that no adjustment shall be made to the Retirement Benefit of such Actual Participant if the Actual Participant elected to have payment of his or her Retirement Benefit commence after his or her Termination Date.

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      (f) Notwithstanding any provision of the Plan to the contrary, if an
Actual Participant who is a former Employee is rehired by an Affiliated Company and at the time of rehire the Actual Participant is receiving benefit payments under the Plan, payment of such benefits shall be suspended until such time as the Actual Participant is again eligible to receive benefit payments under the Plan. If such Actual Participant who has been rehired has received a SERP Designation as an Actual Participant as of or subsequent to his or her date of rehire, upon such Actual Participant's subsequent Termination of Employment such Actual Participant's benefits shall be recalculated under the Plan based on the Actual Participant's total Years of Service at the time of determination. If such Actual Participant has not received a SERP Designation as an Actual Participant following his or her date of rehire (and thus has accrued no additional benefits under the Plan following his or her date of rehire), such Actual Participant's benefits under the Plan shall be determined pursuant to
Section 3.03 as if such person's SERP Designation as an Actual Participant had been revoked as of the date on which the Actual Participant previously had ceased to be an Employee and shall be paid pursuant to the provisions of the Plan subsequent to such person's Termination of Employment.

4.02 Automatic Cash-Outs. Notwithstanding the provisions of Sections 4.03 and 4.04, in the case of any Actual Participant whose Termination of Employment is:

            (1) before his or her Normal Retirement Age and either before attaining age 55 or before having completed 10 Years of Service; or

            (2) at a time when the lump-sum value of his or her Retirement Benefit under the Plan is $50,000 or less;

            the Actual Participant's Retirement Benefit shall automatically be paid in a lump-sum within 30 days after his or her Termination of Employment.

4.03 Automatic Payments in Other Circumstances. In the case of any Actual Participant to whom Section 4.02 does not apply and for whom no valid election under Section 4.04 is in effect, such Actual Participant's Retirement Benefit shall be paid in the manner set forth in this Section 4.03.

      (a) If the Actual Participant participates in one or more qualified defined benefit plans sponsored by an Affiliated Company, the Actual Participant's benefit shall commence at the same time and be paid in the same form as the Actual Participant's benefit under that qualified plan. If the Actual Participant is covered under more than one such plan, the plan in which he or she has the greatest benefit will be controlling.

      (b) If the Actual Participant does not participate in any qualified defined benefit plan sponsored by an Affiliated Company, the Actual Participant's benefit shall be paid as an actuarially reduced 50% joint and survivor annuity (if the Actual Participant is married) with the Actual Participant's spouse as the joint annuitant thereof, or a single life annuity (if the Actual Participant is unmarried), commencing in either case at his or her Normal

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Retirement Date (or, if later, the first day of the month coinciding with or next following the date of his or her actual retirement).

4.04  Election of Optional Forms of Benefit.

      (a) An Actual Participant may file an election with the Administrator, on such form as the Administrator shall prescribe, specifying (i) the form in which his or her Retirement Benefit is to be paid, and (ii) the time at which such benefit is to commence in the event of the Actual Participant's Termination of Employment before his or her Normal Retirement Age. Such election may, subject to Section 4.04(c), be changed at any time.

      (b) If a valid election is in effect pursuant to this Section 4.04, except as otherwise provided in Section 4.02, an Actual Participant's Retirement Benefit shall be paid in the form specified in such election. Such Retirement Benefit shall commence (i) on the Actual Participant's Normal Retirement Date (or, if later, the first day of the month coinciding with or next following the date of the Actual Participant's actual retirement) if the Actual Participant retires at or after his or her Normal Retirement Age, and (ii) in other cases, on the date specified in the Actual Participant's election.

      (c) An election or change in election pursuant to Section 4.04(a) shall be valid only if filed with the Administrator either (i) by December 31, 1997 or within 90 days after an Actual Participant becomes an Actual Participant, whichever is later, or (ii) at least 12 months before he or she retires or otherwise terminates employment. Notwithstanding the preceding sentence, if an Actual Participant whose most recent valid election is for an annuity form of benefit demonstrates to the satisfaction of the Administrator that a relevant change in family circumstances has occurred since the filing of such election, such Actual Participant may change his or her election to a different form of annuity commencing on the same date as that specified on such prior election, or may designate a new Beneficiary, without regard to such 12-month requirement.

      (d) If, pursuant to Section 4.04(c), a change in an Actual Participant's election is not valid, the valid election previously in effect shall determine the form and timing of the Actual Participant's Retirement Benefit.

      (e) The forms of benefit that an Actual Participant may elect under the Plan are (i) a single life annuity, (ii) a single life annuity with 60-month period certain, (iii) a single life annuity with 120-month period certain, or
(iv) a 100% or 50% joint and survivor annuity. A lump-sum payment generally is not available as an elective form of benefit. An Actual Participant may indicate on an election that the Actual Participant wishes to receive his or her benefit in a lump-sum, or in a combination of lump-sum and installment payments, but in that event must also indicate the form in which the Actual Participant wishes the benefit to be paid if the lump-sum payment or combination lump-sum and installment payments request is denied. Requests for lump-sum payments or combination lump-sum and installment payments will be considered by the Administrator on a case-by-case basis, and the granting of any such request shall be within the Administrator's sole discretion.

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      (f) An Actual Participant who elects a joint and survivor form of benefit shall designate his or her Beneficiary, who must be a natural person, in conjunction with such election. In the event of such Beneficiary's death before payment of the Actual Participant's Retirement Benefit commences, the Actual Participant's Retirement Benefit shall be paid in the form of a single life annuity unless he or she has filed a valid change in election pursuant to
Section 4.04(c).

4.05  Calculation of Optional Forms of Benefit.

      If a Retirement Benefit is payable under Sections 4.03 or 4.04 in a form of benefit other than a single life annuity, the Retirement Benefit shall be converted to the applicable optional payment form using the annuity conversion factors provided in Program I of the Dover Corporation Pension Plan as in effect at such time.

4.06  Disability.

      An Employee with a SERP Designation who incurs a Disability as an Employee shall continue to accrue Years of Service during his or her period of Disability. If such Employee is or becomes an Actual Participant, upon such Actual Participant's subsequent Termination of Employment or death, he or she (or his or her Beneficiary) shall be entitled to receive distribution of his or her Retirement Benefit or Death Benefit pursuant to the other provisions of the Plan. For purposes of calculating such Retirement Benefit or Death Benefit, the Actual Participant's Final Average Compensation shall be determined as of the commencement of his or her Disability. Any Actual Participant who is in a period of Disability may petition the Administrator for permission to retire or otherwise have a Termination of Employment despite the continuation of such Disability, and the granting of any such petition shall be within the Administrator's sole discretion.

ARTICLE 5. DEATH BENEFIT

5.01 In the event of an Actual Participant's death prior to the commencement of payment of his or her Retirement Benefit, the Actual Participant's Beneficiary shall be paid within 30 days after the Administrator receives notification of the Actual Participant's death, a lump-sum Death Benefit equal to the Retirement Benefit the Actual Participant would have received had he or she had a Termination of Employment immediately before his or her death (or on the Actual Participant's actual date of Termination of Employment, if earlier) and elected to receive his or her benefit in a lump-sum. In calculating such Retirement Benefit, the amount of any Offset Benefits shall be determined without regard to the fact of the Actual Participant's death.

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ARTICLE 6. ADMINISTRATION

6.01. This Plan shall be administered by the Administrator. The Administrator shall have discretionary authority to interpret the Plan and to adopt rules and regulations consistent with the Plan. The Administrator's good-faith determination with respect to any issue relating to the interpretation of the Plan shall be conclusive and final.

ARTICLE 7. GENERAL PROVISIONS

7.01 No Contract of Employment. The establishment of the Plan shall not be construed as conferring any legal rights upon any Actual Participant or Potential Participant for a continuation of employment, nor shall it interfere with the rights of any Affiliated Company to discharge an Actual Participant or Potential Participant and to treat him or her without regard to the effect which such treatment might have upon him or her as an Actual Participant or Potential Participant in the Plan.

7.02 Withholding. As a condition to an Actual Participant's entitlement to benefits hereunder, the Company shall have the right to deduct (or cause to be deducted) from any amounts otherwise payable to the Actual Participant, whether pursuant to the Plan or otherwise, or otherwise to collect from the Actual Participant, any required withholding taxes with respect to benefits under the Plan.

7.03 Anti-Alienation Provisions. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Actual Participant.

7.04 Unfunded Benefits. The Plan is an unfunded plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall not be construed as conferring on an Actual Participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that an Actual Participant or any other person acquires a right to receive payments from the Company, such rights shall be no greater than the rights of an unsecured general creditor.

7.05 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Administrator. If a claim is denied, the Administrator shall so notify the claimant within 90 days after receipt of the claim. The notice of denial shall state (i) the specific reason for the denial of the claim, (ii) specific references to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary, and (iv) an explanation of the claims review procedure.

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      Within 60 days after the claimant's receipt of notice of denial of a claim, the claimant may (i) file a request with the Administrator that it conduct a full and fair review of the denial of the claim, (ii) review pertinent documents, and (iii) submit questions and comments to the Administrator in writing.

      The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension. In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant and shall contain specific reasons for the decision and a specific reference to the Plan provisions upon which the decision is based.

7.06 Incapacity. If the Administrator determines that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident, any payment due may be paid to the individual's spouse, child, parent, sibling, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative.

7.07 Successor Entities. This Plan shall be binding upon the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, and whether by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, by written agreement to expressly assume and agree to perform the Company's obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. The provisions of this Section 7.07 shall continue to apply to each subsequent employer of the Actual Participant hereunder in the event of any subsequent merger, consolidation, or transfer of assets of such subsequent employer.

7.08 Prior Plan. Effective as of the date of adoption of this Plan as of January 1, 1997, the Prior Plan has been terminated, and no one is entitled to further benefits thereunder. In no event shall the vested benefit under this Plan of any participant under the Prior Plan be less than his or her vested benefit under the Prior Plan immediately prior to such termination.

7.09 Governing Law. The laws of the State of New York shall govern the construction of this Plan and the rights and the liabilities hereunder of the parties hereto.

7.10 Plan Year. The plan year shall be the calendar year.

7.11 Headings. All headings are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction, or effect.

ARTICLE 8. CHANGE OF CONTROL

8.01  Definition of Change of Control.

      (a) For purposes hereof, a "Change of Control" shall refer only to a Change of Control of the Company and shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms not previously defined in the Plan are defined in Section (b) below):

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) any such merger or consolidation immediately after which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction or series of transactions.

      (b) For purposes of this Section 8.01, the following terms shall have the meanings indicated:

                  (i) "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

                  (ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                  (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (iv) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

8.02 Payments Upon Change of Control.

      (a) In the event of a Change of Control, the value of each Actual Participant's Retirement Benefit accrued through the date of the Change of Control (and based on the Actual Participant's Years of Service through the date of the Change of Control) shall be paid to the Actual Participant (or if the Actual Participant has died to the Beneficiary of the Actual Participant) in a single lump-sum payment within five days after the Change of Control. For purposes hereof, the amount of the lump-sum payment shall be determined using
(i) the actuarial assumptions set forth in the Administration Manual for the Plan as in effect immediately prior to the Change of Control, or (ii) such actuarial assumptions as shall be specified by the Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company, provided that in no event shall the amount of the lump-sum payment be less than the amount as determined pursuant to (i) above.

      (b) All determinations as to eligibility for and amount of benefits payable pursuant to (a) above shall be made by the Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company, and the decision of such persons shall be final and binding on the Company and all claimants.

ARTICLE 9. AMENDMENT OR TERMINATION

9.01 The Company's Board of Directors or the Administrator may amend or terminate this Plan at any time; provided, however, that no amendment or termination of the Plan shall adversely affect the right of any Actual Participant to receive his or her accrued benefit under the Plan, as determined as of the date of such amendment or termination.

                                                                      APPENDIX A

                 PARTICIPATING EMPLOYERS AS OF DECEMBER 31, 2003

     INDEPENDENT SUBSIDIARY                          SUBSIDIARY/DIVISION
     ----------------------                          -------------------
Dover Corporation                              Corporate Headquarters

Dover Diversified Inc.                         Belvac Production Machinery,
                                               Inc. (1/1/2003)
                                               Central Research Laboratories
                                               Corporate Headquarters
                                               Hill Phoenix (1/1/2001)
                                               Sargent Controls & Aerospace
                                               Sargent Technologies *
                                               SWEP International A.B.
                                               Tranter PHE, Inc.
                                               Tranter Radiator Products
                                               Waukesha Bearings Corp.
                                               Wiseco Piston, Inc. (1/1/2002)
                                                 * Includes Kahr Bearing and
                                                   Precision Kinetics

Dover Industries, Inc.                         Avtec Industries, Inc.
                                               Chief Automotive Systems, Inc.
                                               (1/1/2001)
                                               Corporate Headquarters
                                               DovaTech
                                               Forward Manufacturing Company
                                               Groen (1/1/2001)
                                               Heil
                                               Hydromotion, Inc.
                                               Kalyn/Siebert
                                               Kesseltronics System
                                               Koolant Koolers, Inc.
                                               Kurz-Kasch, Inc. (1/1/2002)
                                               Lee Laser, Inc.
                                               Marathon Equipment Company
                                               (1/1/2001)
                                               PDQ Manufacturing, Inc.
                                               (1/1/2001)
                                               PRC Laser Corp. (1/1/2002)
                                               Precise Hard Chrome
                                               Randell Manufacturing, Inc.
                                               (1/1/2001)
                                               Rotary Lift
                                               Technopak
                                               Tipper Tie (1/1/2001)

Dover Resources, Inc.                          Blackmer
                                               C. Lee Cook
                                               Civacon (former employees)
                                               Corporate Headquarters
                                               De-Sta-Co
                                               Norris
                                               Norriseal
                                               O'Bannon Pump
                                               OPW Engineered Systems
                                               OPW Fueling Components
                                               RPA Technologies
                                               Texas Hydraulics (1/1/2001)

Dover Technologies, Inc.                       Corporate Headquarters
                                               (1/1/2001)
                                               Everett Charles Technologies
                                               (1/1/2003)
                                               K&L Microwave (1/1/2002)


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